                                                                   EXHIBIT 10.15

                        EXECUTIVE EMPLOYMENT AGREEMENT
                        ------------------------------

          This Executive Employment Agreement (the "Agreement") is entered into
                                                    ---------
as of June 1, 1999, by and between Mr. Paul Pluschkell (the "Executive"),
                                                             ---------
International Exchange Networks, Ltd., a Delaware corporation (including its successors and assigns, the "Company").

                                   RECITALS

     A.   Executive has served as an executive officer of the Company.

     B. The Company and the Executive desire to provide for Executive's employment with the Company upon and subject to the terms and conditions set forth in this Agreement.

                                   AGREEMENT

          Therefore, in consideration of the mutual covenants contained herein, the Company and the Executive, intending to be legally bound, hereby agree as follows:

     1.   Definitions. The following terms, as used, herein, have the following
          -----------
meanings:

          "Affiliate" means, with respect to any Person, any entity directly or
           ---------
indirectly Controlling, Controlled by or under common Control with such Person.

          "Board" means the Board of Directors of the Company.
           -----

          "Cause" shall mean repeated and gross negligence in fulfillment of, or
           -----
repeated failure of the Executive to fulfill his material obligations under this Agreement, in either event after due written notice thereof, or serious willful misconduct by the Executive in respect of his obligations hereunder, after due written notice thereof and a reasonable opportunity to cure, if curable. Cause should not include, without limitation, (a) refusal by the Executive of an assignment not consistent with the status, titles and reporting requirements set forth herein or contemplated hereby, or (b) bad judgment or negligence of the Executive, or (c) any act or omission (other than one constituting a material breach of trust committed in willful or reckless disregard of the interests of the Company and undertaken for personal gain) in respect of which a determination could properly have been made by the Board that the Executive met the applicable standard of conduct prescribed for indemnification or reimbursement under the by-laws of the Company or the laws of the State of New York, in each case in effect at the time of such act or omission, or (d) any act or omission with respect to which notice of termination is given ore than twelve
(12) months after the earliest date on which any non-employee director of the Company who was not a party to such act or omission knew or should have known of such act or omission.

          For purposes of this subparagraph, no act, or failure to act, on the Executive's part shall be considered "willful" unless done, or omitted to be done, by him not in good faith and without reasonable belief that his action or omission was in the best interests.

          "Control" (including with correlative meanings, the terms
           -------
"Controlling,"  "Controlled by" and "under common Control with"), as used with
 -----------     -------------       ------------         ----
respect to any entity, shall mean the possession, directly or indirectly, of the power to direct or cause the direction or the management and policies of such entity, whether through the ownership of voting securities or by contract or otherwise.

          "Good Reason" shall mean:
           -----------

               (A) The assignment by the Company to the Executive of duties without the Executive's express written consent, which (i) are materially different or require travel significantly more time-consuming or extensive than the Executive's duties or business travel obligations on the date of the Agreement, or (ii) result, in either a significant reduction in the Executive's authority and responsibility as a senior corporate executive when compared to the highest level of authority and responsibility assigned to the Executive at the date of the Agreement, or, (iii) without the Executive's express written consent, the removal of the Executive from, or any failure to reappoint or reelect the Executive to, the title specified in this Agreement;

               (B) A reduction by the Company of the Executive's Base Salary, or the failure to pay the performance bonus as provided in Section 5 of the Agreement;

               (C) The failure to pay the Executive the periodic payment when due as provided in Section 6 of the Agreement;

               (D) The failure by the Company to continue to provide the Executive with substantially the same welfare benefits (which for purposes of this Agreement shall mean benefits under all welfare plans as that term is defined in Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended), and perquisites, including participation on a comparable basis in the Parent's, stock options plan and other plans in which executives of the Company of comparable title and salary participate; or

               (E) Relocation of the Executive more than 45 miles from New York City.

          "Person" means an individual, corporation, partnership, association,
           ------
trust or other entity or organization, including a government or political subdivision or an agency or instrumentality therefor

          "Reorganization Event" means any reorganization or business
           --------------------
combination or transfer transaction (including a merger, asset or stock sale) involving the Company or any successor in interest thereto.

     2.   Employment. Subject to Section 13 hereof, the Executive will serve as
          ----------
an executive officer of the Company faithfully and to the best of his ability for the Employment Term specified in Section 3 hereof. The Executive shall devote all of his business time, energy and skill to such employment. The Executive will report to the Chief Executive Officer or Chief Operating Officer or a designated executive of the Company and will render such services consistent with his role and title as an executive officer of the Company may from time to time direct. The Executive agrees that he shall not carry on outside work of any nature (including, without limitation consulting work or directorships) without the Company's prior written consent, provided, that the Executive may carry on
                                 --------
charitable or civic activities that do not interfere with the performance of his responsibilities hereunder.

     3.   Term. The Company agrees to employ the Executive, and the
          ----
Executive hereby agrees to accept such employment by the Company, on the terms and conditions set forth herein. The parties hereto agree that such employment shall not be on an "at-will" basis, but shall be governed by the terms and conditions of this Agreement during the Term (as defined herein) of this Agreement. Unless sooner terminated in the manner hereinafter provided, the term of this Agreement shall commence on the date of this Agreement and shall expire on May 31, 2003 (the "Initial Term"); provided, however, that this
                             ------------    --------  -------
Agreement shall automatically be extended by one day each day, unless either party shall notify the other that the Agreement shall not be so extended, in which event the expiration date shall be fixed at the fourth (4/th/) anniversary of the date of such notice (the Initial Term, plus any extensions thereof, hereinafter referred to as the "Employment Term").
                                ---------------

     4.   Salary. As compensation for the services rendered by the Executive
          ------
under this Agreement, the Company shall pay to the Executive a base salary equal to $150,000 per year (the "Base Salary"), payable to the Executive in accordance
                           -----------
with Parent's payroll practices in effect from time to time during the Employment Term.

     5.   Performance Bonus. The Executive shall be entitled to receive a bonus
          -----------------
each year. The actual amount of bonus payable, if any, shall be determined based upon the achievement of certain performance objectives established by the Board for the Executive after consulting with the Executive. The performance objectives for each year will be determined annually, or as soon thereafter as practicable, subject to adjustment from time to time during such year to the extent the Company reasonably determines, after consultation with the Executive, that such adjustment is necessary to reflect a development concerning the Company's business, corporate or divisional structure or applicable accounting principles. The performance objectives will be determined by the Company in consultation with the Executive and are subject to the approval of the Board, which approval shall be in the Board's sole discretion. In no event will the Base Salary plus the annual bonus for a calendar year be less than $240,000.

     6.   Periodic Payments. In addition to any amounts payable to the Executive
          -----------------
pursuant to Sections 4 or 5 hereof and as additional consideration for the agreements and covenants of the Executive hereunder, the Executive shall be entitled to receive $208,000 in cash on February 13, 2000 provided that, except as provided in Section 9 the Executive remains employed by the Company through the date of each such payment and has, through each such payment date, continuously complied with the provisions of this Agreement (as it may be amended from time to time in the future).

     7.   Benefits. The Executive shall be entitled to participate in the
          --------
Parent's employee benefit packages, as in effect from time to time during the Employment Term.

     8.   Termination.
          -----------

          (a) Either the Company or the Executive may terminate this Agreement and the Executive's employment with the Company at any time, with or without Cause or Good Reason, in its or his sole discretion, upon, in the case of termination by the Executive, six months' prior written notice to the Company of termination or upon, in the case of termination by the Company, thirty (30) days' prior written notice to the Executive of termination.

          (b) Without limiting the foregoing Section 7(a), (i) the Executive may terminate his employment with the Company at any time for Good Reason, or
(ii) the Company may terminate his employment at any time for Cause.

          (c)  For purposes of this Agreement "Termination Date" shall mean (i)
                                               ----------------
if this Agreement is terminated on account of death, the date of death; (ii) if this Agreement is terminated for Disability (as defined below), the date on which a notice of termination due to Disability is delivered to the Executive (or such later date as may be set forth in such notice); (iii) if this Agreement is terminated by the Company, the date-on which a notice of termination is delivered to the Executive (or such later date as may be set forth in such notice); (iv) if the Agreement is terminated by the Executive, the earlier of
(x) the date on which the Executive delivers the notice of termination (or such later date as may be set forth in such notice) to the Company and (y) the date he ceases work; or (v) if this Agreement expires by its terms, on the last day of the term of this Agreement.

     9.   Severance Pay.
          -------------

          (a) If (i) the Company terminates the employment of the Executive without Cause, or (ii) the Executive terminates his employment for Good Reason, the Executive shall be entitled to receive, (A) the lesser of one year's Base Salary or the Base Salary for the remaining Employment Term, plus (B) any remaining amounts that the Executive would have been entitled to receive pursuant to Section 6 hereof if he had remained an employee of the Company, (C) any remaining unpaid balance on the Loan (collectively, "Severance Pay"). Any
                                                         -------------
Severance Pay shall be paid in accordance with the Company's regular payroll schedule as in effect from time to time. Notwithstanding the foregoing, (x) the Company shall not be required to pay any Severance Pay for any period following the Termination Date if the Executive violates the provisions of Sections 10 through 13 of this Agreement before or during the period in which the Executive is otherwise entitled to receive such Severance Pay and (y) the Executive shall not be entitled to any Severance Pay unless and until the Executive shall have executed and delivered to the Company a limited general release, in form and substance satisfactory to the Company (the "Release"), in respect of any claims
                                            -------
the Executive may have against the Company, its Affiliates, directors, officers and stockholders, except pursuant to the Agreement or vested rights under employee benefit plans of the Company or the Parent.

          (b) If (i) the Executive voluntarily terminates his employment other than for Good Reason, or (ii) the Executive is terminated by the Company for Cause, then the Executive shall be entitled to receive Base Salary (excluding any accrued vacation) through the Termination Date only, and no other amounts shall be payable.

          (c) If the Executive's employment is terminated due to death or Disability, the Executive shall be entitled to receive Base Salary and accrued vacation through the Termination Date only and the then unpaid payments under
Section 6, and no other amounts shall be payable.

          "Disability" shall mean that the Executive is unable to render
           ----------
services of the character previously performed in the ordinary course and that such inability continues for a period of at least three (3) consecutive months (or for shorter periods totaling more than four (4) months during any period of twelve (12) consecutive months). Termination resulting from Disability may only be effected after at least thirty (30) days written notice by the Company of its intention to terminate the Executive's employment.

          (d) In addition to the provisions of Section 9(a) and 9(b) hereof, to the extent COBRA shall be applicable to the Company, the Executive shall be entitled to continuation of group health plan benefits for such period as may then be required by law if the Executive satisfies all applicable conditions to the receipt of such continuation of benefits, including any required elections or payments.

          (e) The Executive acknowledges that, upon termination of his employment, he is entitled to no other compensation, severance or other benefits other than those specifically set forth in this Agreement.

          (f) The provisions of this Section 9 are intended to be and are exclusive and in lieu of any other rights or remedies to which the Executive or the Company may otherwise be entitled, either at law, tort or contract, in equity, or under this Agreement, as a result of any termination of the Executive's employment. The Executive shall be entitled to no benefits, compensation or other payments or rights upon termination of employment other than those benefits expressly set forth in this Section 9.

     10.  Confidential Information.
          ------------------------

          (a) The Executive acknowledges that the Confidential Information (as defined below) relating to the business of the Company or any of its Affiliates which the Executive has obtained or will obtain during the course of his association with the Company and his performance under this Agreement are the property of the Company or such Affiliate, as the case may be. The Executive agrees that he will not disclose or use at any time, either during or after the Employment Term, any Confidential Information, other than in the ordinary course of business and pursuant to Company policy, without the written consent of the Board. The Executive agrees to deliver to the Company at the end of the Employment Term, or at any other time that the Company may request, all memoranda, notes, plans, records, diskettes, tapes and other storage media, documentation and other materials (and copies thereof) containing Confidential Information relating to the business of the Company, no matter where such material is located and no matter what form the material may be in, which the Executive may then possess or have under his control. If requested by the Company, the Executive shall provide to the Company written confirmation that all such materials have been delivered to the Company or have been destroyed. The Executive shall take all appropriate steps to safeguard Confidential Information and to protect it against disclosure, misuse, espionage, loss and theft.

          (b)  "Confidential Information" shall mean trade secrets, confidential
                ------------------------
or proprietary information and all other knowledge, know-how, information, documents or materials owned, developed or possessed by the Company or any of its Affiliates, whether in tangible or intangible form, pertaining to the business of the Company or any of its Affiliates or any customer, known or intended to be known only to employees of the Company or other Persons in a confidential relationship with the Company or any of its Affiliates or the confidentiality of which the Company or such Affiliate takes reasonable measures to protect, including, but not limited to, research and development operations, systems, data bases, computer programs and software, designs, models, operating procedures, knowledge of the organization, products (including prices, costs, sales or content), processes, techniques, machinery, contracts, financial information or measures, business methods, future business plans, customers (including identities of customers and prospective customers, identities of individual contracts at business entities which are customers or prospective customers, preferences, businesses or habits), business relationships, and other information owned, developed or possessed by the Company; provided, however, that Confidential Information shall not include information that shall become generally known to the public without violation of this Section 10.

     11.  Ownership. The Executive acknowledges that all developments,
          ---------
including, without limitation, inventions, patentable or otherwise, discoveries, improvements, patents, trade secrets, designs, works, reports, computer software, flow charts and diagrams, procedures, data, documentation and writings and applications thereof relating to the past, present or future business of the Company that, alone or jointly with others, the Executive may have discovered, conceived, created, made, developed, reduced to practice or acquired, from the inception of the Company to the present, or may, from the date of this Agreement through the termination of his employment with the Company, discover, conceive, create, make, develop, reduce to practice or acquire in the course of his employment with the Company (collectively, the "Developments") are works made
                                                ------------
for hire and shall remain the sole and exclusive property of the Company and the Executive hereby assigns to the Company all of his right, title and interest in and to all such Developments. The Executive agrees to promptly and fully disclose all future Developments to the Company and, at any time upon request and at the expense of the Company, execute, acknowledge and deliver to the Company all instruments that the Company shall prepare, give evidence, and take all other actions that are necessary or desirable in the reasonable opinion of the Company to enable the Company to file and prosecute applications for and to acquire, maintain and enforce all letters patent, trademark registrations or copyrights covering the Developments in all countries in which the same are deemed necessary by the Company. All memoranda, notes, lists, drawings, records, files, computer tapes, programs, software, source and programming narratives and other documentation (and all copies thereof) made or compiled by the Executive or made available to the Executive concerning the Developments or otherwise concerning the past, present or planned business of the Company shall be the property of the Company and shall be delivered to the Company promptly upon the termination of the Executive's employment with the Company.

     12.  No Conflicts.
          ------------

          (a) The Executive agrees that he will not enter into any agreement, arrangement or understanding, whether written or oral, with any supplier, contractor, distributor, wholesaler, sales representative, representative group or customer, relating to the business of the Company, without the express written consent of the Board.

          (b) As long as the Executive is employed by the Company, the Executive agrees that he will not, except with the express written consent of the Board, become engaged in, render services for, or permit his name to be used in connection with, any business other than the business of the Company or any of its Affiliates.

     13.  Non-competition Agreement.
          -------------------------

          (a) The Executive acknowledges that his services are of a special, unique and extraordinary value to the Company and that he has access to the Company's trade secrets, Confidential Information and strategic plans of the most valuable nature. Accordingly, the Executive agrees that in the event (i) he terminates his employment other than for Good Reason, or (ii) his employment is terminated for Cause, for the period of two (2) years following the Termination Date, the Executive shall not directly or indirectly own, manage, control, participate in, consult with, render services for, or in any manner engage in any business competing with the businesses of the Company as such businesses exist or are in process of development on the Termination Date (collectively, the "Prohibited Activities"). In the event that (i) the Executive terminates his
     ---------------------
employment for Good Reason, (ii) the Executive's employment is terminated other than for Cause, or (iii) this Agreement expires by its terms, the Executive agrees to refrain from engaging in Prohibited Activities for a period of one (1) year following the Termination Date. Nothing herein shall prohibit the Executive from being a passive owner of not more than 1% of the outstanding stock of any class of a corporation which is publicly traded, so long as the Executive has no active participation in the business of such corporation.

          (b) In addition, for a period of two (2) years commencing on any Termination Date, the Executive shall not (i) induce or attempt to induce any employee of the Company or any of its Affiliates to leave the employ of the Company or such Affiliate, or in any way interfere with the relationship between the Company or any of its Affiliates and any employee thereof, (ii) hire directly or through another entity any person who was an employee of the Company or any of its Affiliates at any time during the six month period preceding the final date of the Employment Period (iii) approach any such employee for any of the foregoing purposes, (iv) induce or attempt to induce any customer, supplier, licensee or other business relation of the Company or any of its Affiliates to cease doing business with the Company or any of its Affiliates, as the case may be, or in any way interfere with the relationship between any such customer, supplier, licensee or business relation and the Company or any of its Affiliates, or (v) authorize or assist in the taking of any of the foregoing actions by any third party.

          (c) The Executive acknowledges that the Company is capable of serving customers throughout the United States and the world. The Executive agrees that these restrictions on competition and solicitation shall be deemed to be a series of separate covenants not-to-compete and a series of separate non-solicitation covenants for each month within the specified periods, separate covenants not-to-compete and non-solicitation covenants for each state within the United States, and each county within each such state and each country in the world, and separate covenants not-to-compete for each area of competition. If any court of competent jurisdiction shall determine any of the foregoing covenants to be unenforceable with respect to the term thereof or the scope of the subject matter or geography covered thereby, such remaining covenants shall nonetheless be enforceable by such court against such other party or parties or upon such shorter term or within such lesser scope as may be determined by the court to be enforceable. If the scope of any restriction contained in this
Section 13 is too broad to permit enforcement of such restriction to its full extent, then such restriction shall be enforced to the maximum extent permitted by law, and the Executive hereby consents and agrees that such scope may be judicially modified accordingly in any proceeding brought to enforce such restriction. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof and this Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted.

          (d) Because the Executive's services are unique and because the Executive has access to Confidential Information and strategic plans of the Company of the most valuable nature, the parties agree that, the covenants contained in this Section 13 are necessary to protect the value of the business of the Company and that a breach of any such covenant would result in irreparable and continuing damage for which there would be no adequate remedy at law. The parties agree therefore that in the event of a breach or threatened breach of this Agreement, the Company may, in addition to other rights and remedies existing in their favor, apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce, or prevent any violations of, the provisions hereof.

          (e) The Executive understands that the provisions of Section 13 may limit his ability to earn a livelihood in a business similar to the business of the Company, but nevertheless believes that he will receive sufficiently high remuneration and other benefits hereunder to justify the restrictions contained in such provisions which, given his education, skills, abilities and financial resources, he does not believe would prevent him from earning a living. In addition, the Executive acknowledges that the covenants contained in this
Section 13 are made in connection with and as separate consideration for, the execution of the Acquisition Agreement pursuant to which the Parent acquired the Company.

     14.  Reorganization Event. In the event of any Reorganization Event, this
          --------------------
Agreement will remain in effect, and the successor to or assignee of the Company shall be entitled to all of the Company's rights, and subject to all of the Company's obligations, set forth in this Agreement.

     15.  Miscellaneous Provisions.
          ------------------------

          (a)  Employment Taxes. All payments made by the Company to the
               ----------------
Executive pursuant to this Agreement will be subject to withholding of applicable federal, state and local taxes.

          (b)  Notices. All notices, requests and other communications to any
               -------
party hereunder shall be in writing (including facsimile transmission or similar writing) and shall be delivered (a) if to the Executive, at his home address which he most recently communicated to the Company in writing, or (b) if to the Company, Wall Street Plaza, 88 Pine Street, 15/th/ Floor, New York, New York
Attention: Chairman of the Board, facsimile (212) 858-7959 with a copy to Thacher Proffitt & Wood, 2 World Trade Center, New York, New York 10048,
Attention: Thomas N. Talley, Esq., facsimile (212) 912-7751, or such other address as it may hereafter specify for such purposes. Each such notice, request or other communication shall be effective (i) if delivered by telecopy, when such telecopy is transmitted to the telecopier number specified in this
Section 16(b) and transmission of the appropriate number of pages is confirmed, or (ii) if delivered by any other means, when received at the address specified above.

          (c)  Notice of Termination. Any termination by the Company or the
               ---------------------
Executive shall be communicated by a written notice of termination to the other party hereto delivered in accordance with Section 15(b) hereof. Such notice shall indicate the specific termination provision in this Agreement relied upon.

          (d)  Assignment. The Executive shall not have the right to assign
               ----------
this Agreement (it being understood that this is a personal service contract requiring the services of the Executive personally) or any of his rights or obligations hereunder, including any subcontracting of obligations hereunder, without the prior written consent of the Company. The Company shall not have the right to assign this Agreement or any of its rights or obligations hereunder without the prior written consent of the Executive, except to a Person purchasing or otherwise succeeding to substantially all of the business of the Company to which this Agreement relates or (ii) pursuant to Section 14 hereof.

          (e)  Waiver. No provision of this Agreement shall be modified, waived
               ------
or discharged unless the modification, waiver or discharge is agreed to in writing and signed by the Executive and by an officer of the Company (other than the Executive) specifically authorized to do so by the Board. No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

          (f)  Entire Agreement. This Agreement shall supersede any and all
               ----------------
prior agreements (including, without limitation Executive's employment agreement with National Discount Brokers, Inc. dated May 6, 1996 and the Executive's employment agreement with MXNet, Inc. and IPC Information Systems, Inc. dated February 13, 1998), representations or understandings (whether oral or written and whether express or implied) between the parties with respect to the subject matter hereof. IPC Information Systems, Inc. shall be a third-party beneficiary of this Agreement for purposes of enforcing this section 15(f).

          (g)  Severability. The invalidity or unenforceability of any provision
               ------------
or provisions of this Agreement shall not affect the validity or enforceability of any other provision hereof, which shall remain in full force and effect.

          (h)  Survival of Obligations. The obligations of the Executive under
               -----------------------
Section 10, Section 11 and Section 13, of the Company under Section 9 and of both parties under Section 14 and this Section 15(h) shall survive the termination for any reason of this Agreement, whether such termination is effected by the Company, by the Executive, upon the expiration of the Employment Term or otherwise.

          (i)  Arbitration. Any dispute or controversy arising under or in
               -----------
connection with this Agreement shall be settled exclusively by arbitration in New York, NY, in accordance with the "complex" rules of commercial arbitration of the American Arbitration Association (the "AAA") then in effect (except that, notwithstanding such rules, there shall be only one arbitrator who shall be mutually satisfactory to the parties hereto, provided that if the parties fail
                                             --------
to agree upon an arbitrator within 30 days of either party requesting in writing to arbitrate, the then President of the AAA, or any officer of the AAA designated by him, shall select such arbitrator and such decision shall be binding upon the parties hereto). Judgment may be entered on the arbitrator's award in any court having jurisdiction. No party shall be entitled to seek or be awarded punitive damages.

          (j)  Governing Law. This Agreement shall be governed by and construed
               -------------
in accordance with the laws of the State of New York.

          (k)  Counterparts. This Agreement may be executed in counterparts,
               ------------
each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

          IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the day and year first above written.

COMPANY                             INTERNATIONAL EXCHANGE
                                    NETWORKS, LTD


                                    By:/s/ Charles F. Auster
                                       ------------------------------

                                    Title: Executive Vice President and
                                           Chief Operating Officer
                                           --------------------------



EXECUTIVE:                          /s/ Paul Pluschkell
                                    ---------------------------------
                                    Paul Pluschkell